Quest Solution, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2012
(unaudited)

	Quest Solution, Inc.	Quest Marketing, Inc	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
				Adjustments	Consolidated
ASSETS
Current assets:
Cash	$55	$117,366	$576,070	-	$693,491
Account receivable	-	2,861,084	2,790,245	-	5,651,329
Inventory	-	149,166	576,748	-	725,914
Prepaids	-	19,592	82,226	-	101,818
Prepaids, related party	-	645,333	-	-	645,333
Deferred tax asset, current	-	-	57,186	-	57,186
Loan receivable, related party	-	544,575	-	-	544,575
Total current assets	55	4,337,116	4,082,475	-	8,419,646

Fixed assets:
Total fixed assets	-	60,308	789,485	-	849,793

Other assets:
Other assets	-	-	879,774	-	879,774
Deposits	950	3,450	-	-	4,400
Intangibles	-	44,759	400,000	-	444,759
Total other assets	950	48,209	1,279,774	-	1,328,933

Total assets	$1,005	$4,445,633	$6,151,734	$-	$10,598,372

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,087	$1,972,401	$1,471,789	$-	$3,482,277
Accounts payable - related party	154,732	-	-	-	154,732
Sales tax payable		126,645	-	-	126,645
Payroll liabilities	108,000	487,707	185,348	-	781,055
Accrued Interest - related Parties	36,571	-	-	-	36,571
Unearned revenue		88,787	315,618	-	404,405
Line of credit & interest accrued	-	92,199	-	-	92,199
Note payable, current	-	-	147,267	-	147,267
Judgment payable	120,000	-	-	-	120,000
Total current liabilities	457,390	2,767,739	2,120,024	-	5,345,153

Long-term liabilities
Long term debt	-	-	652,733	-	652,733
Deferred Taxes	-	-	60,455	-	60,455
Long term debt, related party	-	-	2,263,370	-	2,263,370
Total liabilities	457,390	2,767,739	5,096,581	-	8,321,710
			-
Stockholders' equity:
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 shares outstanding as of December 31, 2012	500	-	-	-	500
Common stock; $0.001 par value; 100,000,000 shares authorized; 24,124,824 shares outstanding as of December 31, 2012	24,124	1,677,894	1,616,648	(3,294,542)	24,124
Additional paid-in capital	15,441,512	-	-	2,494,542	17,936,054
Shareholder note receivable	-	-	(800,000)	800,000	-
Accumulated (deficit)	(15,922,521)	-	238,506	-	(15,684,015)
Total Stockholders' Equity	(456,385)	1,677,894	1,055,154	-	2,276,663

Total Liabilities and Stockholders' Equity	$1,005	$4,445,633	$6,151,734	$-	$10,598,372

Quest Solution, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2012
(unaudited)

	Quest Solution, Inc.	Quest Marketing, Inc	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
				Adjustments	Consolidated

Revenue
Sales	$1,248	$20,666,119	$21,630,372	$-	$42,297,739
Allowance and discounts	-	(625,536)	-	-	(625,536)
Net sales	1,248	20,040,583	21,630,372	-	41,672,203

Cost of sales	-	16,168,572	18,184,833	-	34,353,405
Cost of sales - related party	-	700,333	-	-	700,333

Gross profit	1,248	3,171,678	3,445,538	-	6,618,464

Expenses:
Lease operating expenses	671	-	-	-	671
Depreciation and amortization	-	109,997	84,120	-	194,118
Salary and employee benefits	-	2,584,198	1,768,721	-	4,352,919
Professional fees	186,326	-	-	-	186,326
General and administrative expenses	4,635	822,075	1,508,813	-	2,335,524
Total expenses	191,632	3,516,271	3,361,654	-	7,069,557

Other (income) expense	-	(98,820)	(8,330)	-	(107,150)
Provision for income taxes	-	-	(264,270)		(264,270)
Interest expenses, net	980	2,158	142,241	-	145,379
	980	(96,662)	(130,359)	-	(226,041)

Net income (loss)	$(191,364)	$(247,931)	$214,243	$-	$(225,051)

Discontinued Operations	-	-	(597,741)		(597,741)

Net income (loss) after discontinued operations	$(191,364)	$(247,931)	$(383,497)	$-	$(822,792)

Weighted average number of common shares outstanding - basic					24,194,398

Net loss per share - basic					$(0.01)
Net loss after discontinued operations per share - basic					$(0.01)

Quest Solution, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2013
(unaudited)

	Quest Solution, Inc.	Quest Marketing, Inc	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
				Adjustments	Consolidated
ASSETS
Current assets:
Cash	$13,302	$1,950,121	$170,973	-	$2,134,396
Account receivable	1,559	3,444,744	3,753,091	-	7,199,394
Inventory	-	59,741	361,255	-	420,996
Prepaids	76,032	39,276	57,057	-	172,365
Note receivable	23,262	-	-	-	23,262
Deferred tax asset, current	-	-	55,879	-	55,879
Prepaids, related party	-	1,273,292	-	-	1,273,292
Loan receivable, related party	78,733	688,676	-	-	767,409
Total current assets	192,888	7,455,850	4,398,255	-	12,046,993

Fixed assets:
Total fixed assets	-	68,081	157,941	-	226,022

Other assets:
Other assets	-	-	774,823	-	774,823
Assets held for sale	-	-	636,431	-	636,431
Deposits	950	3,450	-	-	4,400
Intangibles	2,212,400	26,246	-	-	2,238,646
Total other assets	2,213,350	29,696	1,411,254	-	3,654,300

Total assets	$2,406,238	$7,553,627	$5,967,450	$-	$15,927,315

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$278,010	$3,939,641	$1,953,262	$-	$6,170,913
Accounts payable - related party	42,000	-	-	-	42,000
Sales tax payable	-	217,509	-	-	217,509
Payroll liabilities	45,000	781,343	57,102	-	883,445
Advances, related party	32,442	-	-	-	32,442
Unearned revenue	-	44,992	278,992	-	323,984
Line of credit & interest accrued	97,491	-	-	-	97,491
Other liabilities, short term	20,000	-	153,132	-	173,132
Current portion of long term convertible debt	25,000	-	-	-	25,000
Total current liabilities	539,943	4,983,485	2,442,488	-	7,965,916

Long-term liabilities
Long term debt	1,975,000	-	499,674	-	2,474,674
Deferred Taxes	-	-	45,119	-	45,119
Long term debt, related party	-	-	2,163,597	-	2,163,597
Total liabilities	2,514,943	4,983,485	5,150,878	-	12,649,306

Stockholders' equity:
Preferred stock; $0.001 par value; 25,000,000 shares authorized 3,500,000 shares outstanding as of December 31, 2013	3,500	-	-	-	3,500
Common stock; $0.001 par value; 100,000,000 shares authorized; 34,935,416 shares outstanding as of December 31, 2013	34,935	293,156	1,616,648	(1,909,804)	34,935
Unamortized stock-based compensation	(23,400)				(23,400)
Unissued shares	360				360
Shareholder note receivable	-	-	(800,000)	800,000	-
Additional paid-in capital	16,919,705	-	-	1,109,804	18,029,509
Accumulated (deficit)	(17,043,805)	2,276,986	(76)	-	(14,766,895)
Total Stockholders' Equity	(108,705)	2,570,142	816,572	-	3,278,009

Total Liabilities and Stockholders' Equity	$2,406,238	$7,553,627	$5,967,450	$-	$15,927,315

Quest Solution, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2013
(unaudited)

	Quest Solution, Inc.	Quest Marketing, Inc	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
				Adjustments	Consolidated

Revenue
Sales	$4,069	$33,922,760	$26,299,243	$-	$60,226,072
Allowance and discounts	-	(471,357)	-	-	(471,357)
Net sales	4,069	33,451,403	26,299,243	-	59,754,715

Cost of sales	-	27,716,990	21,448,916	-	49,165,906
Cost of sales - related party	-	914,542	-	-	914,542

Gross profit	4,069	4,819,871	4,850,327	-	9,674,267

Expenses:
Lease operating expenses	366	-	-	-	366
Depreciation and amortization	-	49,506	69,713	-	119,219
Salary and employee benefits	274,375	2,849,280	2,063,489	-	5,187,144
Professional fees	710,374	-	-	-	710,374
General and administrative expenses	11,397	966,056	1,627,626	-	2,605,079
Total expenses	996,512	3,864,842	3,760,828	-	8,622,182

Other (income) expense	-	(163,588)	58,014	-	(105,574)
Gain on debt settlement	(133,593)	-	-	-	(133,593)
Interest income	(16,266)	-	-	-	(16,266)
Provision for income taxes	-	-	117,775	-	117,775
Interest expenses, net	278,700	1,762	170,176	-	450,638
Total other (income) expense	128,841	(161,826)	345,965	-	312,980

Net income (loss)	$(1,121,284)	$1,116,855	$743,534	$-	$739,105

Discontinued Operations	-	-	(982,116)	-	(982,116)

Net income (loss) after discontinued operations	$(1,121,284)	$1,116,855	$(238,582)	$-	$(243,011)

Weighted average number of common shares outstanding - basic					26,396,051

Net income per share - basic					$0.03
Net income per share - diluted					$0.03
Net loss after discontinued operations per share - basic					$(0.01)

Quest Solution, Inc.
Pro-Forma Balance Sheet
September 30, 2014
(unaudited)

	Quest Solution, Inc.	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
			Adjustments	Consolidated
ASSETS
Current assets:
Cash	$1,584,699	$655,845	$-	$2,240,544
Account receivable	4,505,617	4,151,628	-	8,657,245
Inventory	63,552	1,676,627	-	1,740,179
Prepaids	289,590	55,199	-	344,789
Prepaid related party	231,508	-	-	231,508
Loan receivable	500	1,014,099	-	1,014,599
Total current assets	6,675,466	7,553,398	-	14,228,864

Fixed assets:
Total fixed assets	69,530	102,955	-	172,485

Other assets:
Other assets	-	254,363	-	254,363
Assets held for sale	-	659,422	-	659,422
Deposits	4,400	-	-	4,400
Goodwill	14,691,372	-	-	14,691,372
Intangibles	469,214	-	-	469,214
Total other assets	15,164,986	913,785	-	16,078,771

Total assets	$21,909,982	$8,570,138	$-	$30,480,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,949,817	$2,443,293	$-	$7,393,110
Accounts payable - related party	15,678	-	-	15,678
Deferred revenue	-	2,313,538	-	2,313,538
Payroll liabilities	413,670	391,456	-	805,126
Accrued payroll, related party	180,000	-	-	180,000
Advances, related party	101,456	-	-	101,456
Loan payable	10,000	153,132	-	163,132
Line of credit & interest accrued	-	75,000	-	75,000
Other liabilities	755,344	-	-	755,344
Note payable, related party	834,960	-	-	834,960
Current portion of long-term debt	3,155,250	-	-	3,155,250
Total current liabilities	10,416,175	5,376,419	-	15,792,594

Long-term liabilities
Long term debt	-	385,519	-	385,519
Deferred Taxes	-	29,783	-	29,783
Long term debt, related party	11,251,000	2,028,700	-	13,279,700
Total liabilities	21,667,175	7,820,421	-	29,487,596

Stockholders' equity:
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 shares outstanding as of September 30, 2014	500	-	-	500
Common stock; $0.001 par value; 100,000,000 shares authorized; 33,460,416 shares outstanding of September 30, 2014	33,460	-	-	33,460
Common stock-authorized and unissued; 755,592 shares and no shares as of September 30, 2013	-	1,616,648	(1,616,648)	-
Shareholder note receivable		(800,000)	800,000	-
Additional paid-in capital	17,205,649	-	816,648	18,022,297
Accumulated (deficit)	(16,996,802)	(66,931)	-	(17,063,733)
Total Stockholders' Equity	242,807	749,717	-	992,524

Total Liabilities and Stockholders' Equity	$21,909,982	$8,570,138	$-	$30,480,120

Quest Solution, Inc.
Pro-Forma Consolidated Statement
For the Nine Months Ended September 30, 2014
(unaudited)

	Quest Solution, Inc.	Bar Code Specialties, Inc.	Pro-Forma	Pro-Forma
			Adjustments	Consolidated

Revenue
Sales	$26,140,868	$17,790,981	$-	$43,931,849
Net sales	26,140,868	17,790,981	-	43,931,849

Cost of sales, related party	1,041,784	-	-	1,041,784
Cost of sales	20,086,597	14,148,181	-	34,234,778

Gross profit	5,012,487	3,642,800	-	8,655,287

Expenses:
Lease operating expenses	-	-	-	-
Depreciation and amortization	17,889	30,893	-	48,782
Consulting expenses	84,215	-	-	84,215
Salary and employee benefits	3,895,458	1,437,973	-	5,333,431
Taxes	-	25,722	-	-
Professional fees	377,769	-	-	377,769
General and administrative expenses	723,447	1,635,281	-	2,358,728
Total expenses	5,098,778	3,129,869	-	8,202,925

Other (income) expenses:
(Gain) on settlement of debt	(181,948)	-	-	(181,948)
Other income	(65,294)	(1,074)	-	(66,368)
Loss on license settlement	93,578	-	-	93,578
Loss on note receivable settlement	18,995	-	-	18,995
Other expenses	-	462,101	-	462,101
Interest expenses, net	1,375	118,911	-	120,286
Total other (income) expenses	(133,294)	579,938	-	446,644

Net income (loss)	$47,003	$(67,007)	$-	$5,718

Weighted average number of common shares outstanding - basic				33,334,616
Weighted average number of common shares outstanding - diluted				40,061,030

Net income per share - basic				$0.00
Net income per share - diluted				$0.00